UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2012

Tree.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00134063	26-2414818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)       Dismissal of independent registered public accounting firm.

On June 26, 2012, we dismissed Deloitte and Touche LLP, or Deloitte, as our independent registered public accounting firm.

The audit committee of our board of directors approved such dismissal.

The audit reports of Deloitte on our consolidated financial statements as of and for the years ended December 31, 2011 and December 31, 2010, respectively, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2011 and 2010, and through June 26, 2012, there were no disagreements described in Item 304(a)(1)(iv) of Regulation S-K between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years.

During the fiscal years ended December 31, 2011 and 2010, and through June 26, 2012, there were no reportable events of the kind that would require disclosure under Item 304(a)(1)(v) of Regulation S-K, except that, as previously reported in our annual report on Form 10-K for our fiscal year ended December 31, 2011 and in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2012, we identified material weaknesses in our internal control over financial reporting relating to the maintenance of effective controls over the application and monitoring of our accounting for income taxes (which material weakness we also identified and previously reported in our annual report on Form 10-K for our fiscal year ended December 31, 2010 and which existed during fiscal year 2011) and to the maintenance of effective controls over the timing and amount of impairment of our indefinite-lived intangible assets. We authorized Deloitte to respond fully to the inquiries of our new independent registered public accounting firm, PricewaterhouseCoopers LLP, concerning these material weaknesses.

We provided Deloitte with a copy of the above disclosures and requested that Deloitte provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of Deloitte’s letter dated July 2, 2012 is attached as Exhibit 16.1 to this report.

(b)       Engagement of new independent registered public accounting firm.

On June 26, 2012, the audit committee of our board of directors engaged PricewaterhouseCoopers LLP, or PwC, as its independent registered public accounting firm. During the years ended December 31, 2011 and 2010, and through June 26, 2012, neither our company nor anyone on our behalf consulted with PwC regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or any matter that was the subject of a disagreement described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Deloitte and Touche LLP to the Securities and Exchange Commission dated July 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREE.COM, INC.
July 2, 2012
	By:	/s/ Christopher R. Hayek
Christopher R. Hayek
Senior Vice President and Chief Accounting Officer